UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – August 18, 2011
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Company and Michael E. Smith orally entered into a definitive agreement effective August 18, 2011 hiring Mr. Smith as the Company’s Chief Executive Officer for an agreed upon annual compensation, monthly bonus and benefits.  The oral definitive agreement is an at will hiring that may be terminated at any time by the Company, or by Mr. Smith resigning as the Chief Executive Officer. The Company and Mr. Smith anticipate entering into negotiations regarding a written employment agreement.  Additional information regarding the agreement between the Company and Mr. Smith, included in Item 5.02 of this Current Report on Form 8-K,  is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officer

(a)      (1) Dennis R. Raefield, a director of the Company and its Chief Executive Officer, advised the Company that he was resigning as a director effective on August 18, 2011 at 5:00 p.m.  Mr. Raefield stated  to the Company that he wished to pursue other interests.  Mr. Raefield did not serve on any committees of the Board of Directors.

(2) The Company received Mr. Raefield's resignation in writing.

(b) Mr. Raefield also advised the Company that he was resigning as the Company's Chief Executive Officer effective on August 18, 2011 at 5:00 p.m.  Mr. Raefield and the Company are parties to an Employment Agreement dated July 29, 2008 ("Employment Agreement").  The period of the Employment Agreement was August 18, 2008 to August 18, 2011.  Under the provisions of the Employment Agreement, the Company is obligated to pay Mr. Raefield three hundred seventy five thousand dollars ($375,000) in 12 equal monthly installments in exchange for Mr. Raefield's covenant not to compete with the Company for one year.

(c)      (1) Michael E. Smith has been appointed as the Company’s Chief Executive Officer, effective on August 18, 2011 at 5:00 PM.  The appointment was made by the Board of Directors at a Special Meeting of the Board of Directors held on August 16, 2011.  At the Special Meeting of the Board, Mr. Raefield notified the Company that Mr. Raefield resigned as Chief Executive Officer effective on August 18, 2011 at 5:00 p.m.

(2) Mr. Smith is 55 years of age and has served as a director of the Company since June 18, 2010.  Mr. Smith was a member of the Company's Audit, Compensation,  Nominating , and Ethics and Corporate Governance Committees.  Mr. Smith resigned as a member of the Company’s Audit, Compensation, Nominating, and Ethics and Corporate Governance Committees effective August 18, 2011.  From 2003 to the Present, Mr. Smith has been an independent consultant and Managing and Founding Partner of Chesterbrook Growth Partners, a consulting organization focused on providing strategic and operational advice to small to medium size firms in the security, RFID, auto-identification and electronic components industries.  During 2001 and 2002, Mr. Smith was President and Chief Executive Officer of Checkpoint Systems, Inc., a New York Stock Exchange listed company in the security industry.  From 1997 through 2000, Mr. Smith was the Executive Vice President of Checkpoint Systems, Inc. and from 1994 through 1996, Mr. Smith was Senior Vice President of Checkpoint Systems, Inc.

(3) The Company and Mr. Smith have not entered into a written employment agreement, except that the Company and Mr. Smith have orally agreed that Mr. Smith will serve as the Company's Chief Executive Officer, and will receive two hundred forty thousand dollars ($240,000) in base annual compensation, a five thousand dollar ($5,000) monthly bonus program, in addition to customary Company benefits.  The compensation set forth is disclosed on an annualized and monthly basis even though the compensation will be earned ratably over the period that Mr. Smith serves as Chief Executive Officer.  The compensation will be paid every two weeks in accordance with the normal Company procedures.  The Company and Mr. Smith anticipate entering into negotiations concerning a written employment agreement.

Item 8.01.	Other Events

On August 19, 2011, the Company issued a press release relating to the resignation of Mr. Raefield as the Company’s Chief Executive Officer, and the appointment of  Mr. Smith as the Company’s Chief Executive Officer, effective August 18, 2011.  A copy of the  press release issued by the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

99.1 Press Release issued by Mace Security International, Inc. on August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mace Security International, Inc.
(Registrant)

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:	August 19, 2011